CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 19, 2006, relating to the financial statements and financial highlights which appears in the March 31, 2006 Annual Report to Shareholders of Batterymarch U.S. Small Capitalization Equity Portfolio, comprising the Legg Mason Charles Street Trust, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
July 25, 2006


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                    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 15 to File No. 333-44423; Amendment No. 16 to File No. 811-8611) of Legg Mason Charles Street Trust, Inc. of our report dated May 13, 2005, included in the 2005 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 20, 2006